SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):             January 1, 2003

                COLLECTORS UNIVERSE, INC.
(Exact Name of Registrant as Specified in Charter)

                                Delaware
(State or Other Jurisdiction of Incorporation)

0-27887 (Commission File No.)	33-0846191 (IRS Employer Identification No.)

    1921 E. Alton Avenue, Santa Ana, California 92705
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:                 (949) 567-1234

(Former Name or Former Address if Changed Since Last Report)

ITEM 5.    OTHER EVENTS

Effective as of January 1, 2003, Michael R. Haynes was appointed Chief Executive Officer and a director of Collectors Universe, Inc. (the “Company”).

Additionally, effective as of January 1, 2003, A.J. “Bert” Moyer became a member of the Company’s Board of Directors and also a member of the Audit Committee of the Board.

Mr. Moyer is an “independent” director within the meaning of NASDAQ’s Marketplace Rules. His appointment to the Board and Audit Committee will enable the Company to regain compliance with those Rules, which require that at least three members of the Board of Directors be independent (as such term is defined in NASDAQ’s Marketplace Rules) and that the Audit Committee be comprised of three members all of whom are similarly independent.

A copy of the Employment Agreement between the Company and Mr. Haynes is attached hereto as Exhibit 10.1. Information about Messrs. Haynes and Moyer is contained in the Company’s January 2, 2003 press release, a copy of which is attached hereto as Exhibit 99.1.

ITEM 7.    Financial Statements, Pro Forma Financial Information and Exhibits

(c)	EXHIBIT	DESCRIPTION

	10.1	Employment Agreement between the Company and Michael R. Haynes

	99.1	Press Release issued January 2, 2003.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned, hereunto duly authorized.

COLLECTORS UNIVERSE, INC.

By:	/s/ MICHAEL J. LEWIS
Michael J. Lewis Chief Financial Officer

Dated: January 3, 2003

S-1

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

10.1	Employment Agreement dated as of January 1, 2003 between Collectors Universe, Inc. and Michael R. Haynes

99.1	Press Release issued January 2, 2003

E-1